Exhibit 99.2

Rural Cellular Corporation

4th Quarter 2001 Financial Results Teleconference Commentary

February 26, 2002

Teleconference Administrative topics

Chris Boraas

•                  Good morning, everyone.

•                  I would like to remind you that this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

•                  An archive will also be available in the investor relation’s section of our Web site.

•                  In addition, a dial-in replay will be available through March 1, 2002, after the completion of this call.

•                  The required information to log into this replay is included in our press release issued last night.

•                  A Form 8-K will also be filed today including as exhibits the text from today’s teleconference and our 4th Quarter earnings press release.

•                  Presenting this morning will be Richard Ekstrand, RCC’s President and CEO, and Wesley Schultz, RCC’s chief financial officer.

•                  Following the opening remarks, Rick, Wes and Ann Newhall, RCC’s Chief Operating Officer, will be available to take your questions.

•                  Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed from time to time in RCC’s  Report on Form 10-K for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission.

•                  And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion

Richard Ekstrand

•                 Thanks, Chris

•                  Good morning, everyone, and thanks for taking the time, to participate in our call.

•                  In spite of the recent turmoil in the wireless capital markets, I’d like to start out this morning by stating that the strength of our business is the opposite of what we see in the capital markets today.

•                  I think it is also important for us to realize that, while in the middle of a recession, wireless is one of the few sectors that still is experiencing growth.

•                  And as our economy climbs out of the recession, we believe wireless use will increasingly be “part of life here” representing opportunities for renewed and accelerated growth.

•                  As we announced in January and are confirming today, our fourth quarter 2001 financial results were solid.

•                  Our EBITDA for the fourth quarter came in moderately above what we had pre released, at $42.6 million representing a 19% increase over the same period in 2000.

•                  Free cash flow for the quarter significantly increased to a positive $5.2 million as compared to a negative $15.9 million in 2000, reflecting a $21 million improvement over last year.

•                  For those who are keeping track, RCC has had positive free cash flow in 7 of the last 8 quarters and in every quarter in 2001.

•                  And to that end, our EBITDA and free cash flow growth together reflect our progress in the financial evolution of our company as we move towards net income profitability.

•                  As a strategic component to our strong EBITDA, we have been proactive in seeking mutually beneficial roaming arrangements.

•                  This focus has resulted in increased outcollect revenue and decreased incollect cost, producing a beneficial arrangement for both RCC and its roaming partners.

•                  Illustrating this success, our net roaming position, or the net benefit RCC received after subtracting incollect cost from roaming revenue, actually increased by 18% during the last six months of 2001 to $37.3 million as compared to last year, even though the average roaming rate we received dropped by 35%.

•                  Recent announcements regarding the build out of selected rural PCS markets have caused concern regarding the longevity of this current level of roaming revenue.

•                  Since 1999, our company has made reasonable economic decisions resulting in gradual yield declines that we believe, have made overbuilding our markets significantly less attractive.

•                  In addition, we believe the possibility of aggressive PCS build outs in our service areas is less likely because of the challenging geography and difficult zoning environment in many of our markets.

•                  Because of these events together with our results in 2001 and our experience in roaming yield and minute growth in 2002, we continue to believe roaming revenue is positioned for growth this year.

•                  The current market assessment of the risk to our roaming revenue, reflected in our current equity valuation, reflects an unrealistic and most unlikely worst-case scenario.

•                  Another example of working with our roaming partners is our new build out in an adjacent PCS market which lies between our current cellular service area and Minneapolis.

•                  We are working cooperatively with AT&T to create a mutually enhanced footprint for AT&T and RCC’s customers.

•                  This provides a seamless extension of both of our networks.

•                  We turned up the first site in December 2001 under this cooperative arrangement.

•                  Upon completion of this effort, each company will have about half the sites serving this market.

•                  All of the sites will use a common SID enabling it to look like one network from both an AT&T Wireless and RCC customer perspective, or one integrated network using 850 and 1900 frequencies.

•                  This strategy represents a win-win solution for both AT&T and RCC because it positions RCC to minimize incollect cost in a market frequently visited by our customers while increasing outcollect roaming minutes for RCC, and supports AT&T’s already existing network.

•                  Due to the success of this strategy, we are going forward with the construction of seven additional sites in this same market.

•                  There is a repositioning taking place within the industry regarding network technologies.

•                  Bearing in mind what is right for our partners and customers, we are engaged in discussions with our partners about the migration of 2.5G upgrades.

•                  Because these new networks will take time to deploy and with this year’s introduction of GAIT handsets, competitive roaming rates and superior networks will continue to be the drivers behind outcollect revenue.

•                  Obviously the network evolution is ramping up, however, history has taught us that TDMA and analog minutes are not going to simply dry up over night.

•                  RCC has a unique position in the industry and must examine each of its regions independently and determine which path, CDMA or GSM, positions us to maximize our roaming potential while serving our customers.

•                  Motivated by longer-term commitments from our roaming partners, it is conceivable that we would end up being a GSM carrier in one region and a CDMA player in another.

•                  As an initial step towards RCC’s deployment of 2.5G  technology, RCC has recently announced plans to deploy a convergent mediation platform that will facilitate the billing for advanced services.

•                  In addition, Wireless Alliance’s existing GSM network, is now uniquely positioned to materially benefit from the introduction of GAIT handsets from both a roaming and customer growth perspective.

•                  We are encouraged by Wireless Alliance’s positive customer growth during the fourth quarter and look forward to this trend continuing in 2002.

•                  Wireless Alliance, at 2% penetration, is poised to tap its previously hidden growth potential across its 732,000 POPs.

•                  And resulting from these developments, we look for Wireless Alliance to turn the corner to positive EBITDA in 2002.

•                  Switching gears, I’d like to take a few moments to discuss the consolidated customer growth issues that we’ve talked about in previous calls.

•                  In the past few calls, we discussed our immediate actions to put the necessary resources in place to address the problem.

•                  Because of some hard lessons learned in the past year, our emphasis is on customer growth realizing the importance of getting the right kind of customers.

•                  As we talked about in our prerelease call, there is no sense in spending around $300 to get a customer unless we know we are going to keep them.

•                  And now progress is being made.

•                  Illustrating this improvement, our South region churn dropped from 5.1% in the 3rd quarter to 3.2% in the 4th quarter and churn in our Northwest region dropped from 3.3% in the 3rd quarter to 2.3% in the 4th quarter.

•                  This momentum is carrying forward into the first quarter where we expect to report continued improvement in churn.

•                  Our increasingly valuable licenses have 25 MHz of spectrum and are the most efficient solution to carrying wireless voice and data services in rural areas.

•                  This supply of spectrum differentiates us from those carriers with less and allows us to focus on big bucket plans including landline replacement.

•                  Going forward, reflecting our balanced growth strategy, we are confident that our eyes, and yours, will be on the overall operations of our business and its financial successes as reflected by balanced year over year growth in EBITDA, free cash flow and customers.

•                  So let’s review the key points here:

(1)          We are confident of growth in high quality customers, EBITDA and free cash flow in 2002 and beyond.

(2)          We have constructive relationships with our roaming partners and are engaged in discussions regarding our 2.5G network upgrades and are confident in the stability and growth of our roaming revenue.

(3)          We have a strong liquidity position.

(4)          And our markets have strategic value to multiple national operators.

•                  Before passing this discussion on to Wes for a financial update, I want to thank our employees for their dedication and loyalty.

•                  Their efforts are the drivers behind our past successes and reflect the solid foundation for our future.

4th Quarter 2001 Financial Review - Wesley Schultz

•                  Thanks Rick,

•                  I would like to start our financial discussion today by mentioning again one of our biggest 2001 successes, free cash flow in every quarter.

•                  Free cash flow in 2001 totaled $34.5 million.

•                  We define free cash flow as EBITDA less net interest expense and total capital ex.

•                  Free cash flow in the 4th quarter of this year was a positive $5.2 million as compared to a negative $15.9 million last year.

•                  Contributing to our success in free cash flow growth in the 4th quarter was a 19% increase in EBITDA to $42.6 million.

•                  As Rick had mentioned earlier, contributing to our overall strong financial performance this quarter has been the year-over-year improvements in roaming revenue and incollect cost.

•                  Roaming revenue increased 4% in the 4th quarter to $26.9 million as compared to $25.8 million in 2000 in spite of a drop in roaming yields to $0.29 per minute as compared to $0.45 last year.

•                  Outcollect yield for all of 2001 was $0.34 per minute as compared to $0.49 per minute in 2000.

•                  We expect modest roaming revenue growth in 2002 from continued increases in minute volumes together with modest roaming yield reductions.

•                  AT&T and Verizon continue to make up more than 70% of our total outcollect minutes.

•                  The other side of the roaming equation is the cost RCC incurs when its customers roam on other carriers’ networks, or as we refer to it, incollect roaming expense.

•                  Incollect roaming expense is included in the network cost line item in our P&L.

•                  4th Quarter 2001 incollect roaming expense per minute, decreased 42% to $0.22 as compared to $0.38 in 2000 demonstrating the substantial progress we’ve made in incollect cost management.

•                  Incollect minutes have grown as we have offered larger local service areas to many of our customers, however total incollect  expense for the 4th quarter of 2001 actually declined 19% to $11.8 million as compared to $14.0 million in 2000.

•                  In order to put the total roaming picture into better perspective, I’d like to point out that our net roaming position, which is roaming revenue less incollect expense, improved during the 4th quarter by 19% to $14.4 million as compared to $12.1 million in 2000.

•                  As a result of carefully managing our incollect expense, our net ARPU, the revenue we receive from our customers less the cost of their off network usage, is one of strongest of our peer group.

•                  Network costs for the quarter as a percentage of revenue decreased to 24% as compared to 26% in 2000 due to the success of our roaming strategies together with operating efficiencies.

•                  Almost all new customers for the quarter have digital handsets.

•                  And as you know, digital minutes of use are more cost effective to produce than analog.

•                  At the end of 2001, digital customers account for 62% of our total customer base as compared to 33% a year ago and we anticipate this percentage will continue to increase in 2002.

•                  Cost of equipment sales also declined reflecting decreased migration of customers to digital service plans this year compared to last year together with increased use of our phone service program in 2001.

•                  During the 4th quarter we capitalized $4.3 million in handsets.

•                  Year-over-year increases in SG&A, as we talked about in our last call, included  $4.5 million in bad debt expense in 2001 as compared to $1.3 million in 2000.

•                  This represents a great opportunity in 2002 to increase cash flow as we bring down bad debt to historically lower levels.

•                  In light of our continued improvements in churn and bad debt expense in 2002, together with efficiencies from the recently completed service center consolidations in both the Northwest and Northeast regions, we believe RCC is positioned to reduce SG&A as a percentage of revenue this year.

•                  It is important to note that a year ago at this time we had eight call centers, and today we have four, one in each of our regions.

•                  Another opportunity to improve EBITDA in 2002 is our expectation for Wireless Alliance.

•                  As Rick mentioned earlier, we expect Wireless Alliance to have positive EBITDA in 2002.

•                  Wireless Alliance’s 2001 EBITDA was a negative $875,000.

•                  I would also like to express my satisfaction with the completion of the $300 million Senior Subordinated Note Offering earlier this year.

•                  The timely completion of this offering strengthens our balance sheet and leaves us with a very strong liquidity position.

•                  After the completion of the offering, total borrowings under our credit facility were $814 million with  $253 million in additional availability under the facility.

•                  The availability under our credit facility together with our expected continued positive free cash flow, positions us to be fully funded in all aspects of our operations.

•                  Looking forward, during the first quarter of 2002, we expect to conservatively generate $45 million of EBITDA with total customer growth consistent with previous guidance.

•                  As we previously announced, we expect total 2002 EBITDA to be in the $211 million range.

•                  We expect to invest $75 million in cap ex this year for the  initial build out of our PCS licenses, satisfying new FCC mandates, phone service, network expansion and improvement and preparation for advanced services.

•                  We paid down $34 million in debt from free cash flow during the last three quarters of 2001 and expect to continue paying down debt in 2002.

•                  I would also like to mention that as our company works through the mechanics of FAS 142, we will no longer be recording amortization of Goodwill this year and potentially may discontinue amortizing licenses in the P&L during 2002.

•                  Without these changes, goodwill and license amortization would be approximately $16.7 million and $26.5 million, respectively in 2002.

•                  As we conclude these prepared remarks, I want to mention that we will not be providing any additional guidance regarding the remainder of 2002 during the Q&A session of this teleconference.

•                  Thank you.  Now, I will turn the teleconference back to Michelle, who will poll you for any questions.